UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 20, 2010
Date of Report (Date of earliest event reported)

KURRANT MOBILE CATERING, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53011	26-1559350
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5310 15th Avenue, Suite 303 Montreal, Quebec, Canada	H1X 3G2
(Address of principal executive offices)	(Zip Code)

 (858) 531-5723
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Convertible Promissory Notes

Effective approximately May 6, 2010 through August 20, 2010, Kurrant Mobile Catering, Inc., a Colorado corporation (the “Corporation”) entered into a series of convertible promissory notes  in various principal amounts (collectively, the “Convertible Promissory Notes”) with various creditors (collectively, the “Creditors”). The aggregate amount represented in principal loaned to the Corporation from the Creditors is $341,000.00.

In accordance with the terms and provisions of the Convertible Promissory Notes, the Convertible Promissory Notes are unsecured, shall bear interest at the rate of 10% per annum from the date of issuance of the respective Convertible Promissory Note and be payable sixty days from the date of issuance of the respective Convertible Promissory Note. Each Convertible Promissory Note is convertible at the election of the Creditor  into shares of the Corporation’s common stock at either the rate of $0.16 or $0.10 per share. The Convertible Promissory Notes, principal amounts, issuance dates and conversion rates are listed below:

Holder	Date of Issuance	Principal Amount	Conversion Rate
Theodore Argyrakis	May 6, 2010	$20,000.00	$0.16
Dimitrios Liakopoulos	May 17, 2010	10,000.00	0.16
Kristine McNally	June 2, 2010	20,000.00	0.16
Dimitrios Liakopoulos	June 9, 2010	10,500.00	0.16
Ekaterini Liakopoulos	June 9, 2010	39,500.00	0.16
Dimitrios Liakopoulos	July 8, 2010	30,000.00	0.16
Dimitrios Liakopoulos	July 12, 2010	5,000.00	0.16
Theodore Argyrakis	July 12, 2010	10,000.00	0.16
Dimitrios Liakopoulos	July 21, 2010	10,000.00	0.10
Dimitrios Liakopoulos	July 30, 2010	12,000.00	0.10
Theodore Argyrakis	August 2, 2010	15,000.00	0.10
Theodore Argyrakis	August 11, 2010	10,000.00	0.10
Dimitrios Liakopoulos	August 13, 2010	7,000.00	0.10
Tony Khoury	August 16, 2010	10,000.00	0.10
Jimmy Khoury	August 17, 2010	57,000.00	0.10
Theodore Argyrakis	August 19, 2010	35,000.00	0.10
TGA Consulting Inc.	August 20, 2010	40,000.00	0.10

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURRANT MOBILE CATERING, INC.

DATE: September 28, 2010	By:	/s/ Pierre Turgeon
	Name:	Pierre Turgeon
	Title:	President/Chief Executive Officer

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